                                                               EXHIBIT (A)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE IRS FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                       GIVE THE TAXPAYER
                                         IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------
 1.  An individual's account         The individual
 2.  Two or more individuals (joint  The actual owner of
     account)                        the account or, if
                                     combined funds, any
                                     one of the
                                     individuals(1)
 3.  Husband and wife (joint         The actual owner of
     account)                        the account or, if
                                     joint funds, either
                                     person(1)
 4.  Custodian account of a minor    The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint          The adult or, if the
     account)                        minor is the only
                                     contributor, the
                                     minor(1)
 6.  Account in the name of          The ward, minor, or
     guardian or committee for a     incompetent person(3)
     designated ward, minor, or
     incompetent person
 7.  a. The usual revocable savings  The grantor-
        trust account (grantor is    trustee(1)
        also trustee)
     b. So-called trust account      The actual owner(1)
       that is not a legal or valid
        trust under State law
 8.  Sole proprietorship account     The owner(4)
-----------------------------------------------------------

-----------------------------------------------------------
                                       GIVE THE TAXPAYER
                                         IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------
 9.  A valid trust, estate or        The legal entity (Do
     pension trust                   not furnish the
                                     identifying number of
                                     the personal
                                     representative or
                                     trustee unless the
                                     legal entity itself is
                                     not designated in the
                                     account title.)(5)

10.  Corporate account               The corporation

11.  Religious, charitable, or       The organization
     educational organization
     account

12.  Partnership account held in     The partnership
     the name of the business

13.  Association, club, or other     The organization
     tax-exempt organization

14.  A broker or registered nominee  The broker or nominee

15.  Account with the Department of  The public entity
     Agriculture in the name of a
     public entity such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
-----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE IRS FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
  - A corporation.
  - An organization exempt from tax under section 501(a), or an individual retirement arrangement (IRA) or custodial account under section 403(b)(7).
  - The United States or any of its agencies or instrumentalities.
  - A state, the District of Columbia, a possession of the United States, or any political subdivisions or instrumentalities.
  - A foreign government, or any of its political subdivisions, agencies or instrumentalities.
  - An international organization or any of its agencies or instrumentalities.
  - A foreign central bank of issue.
  - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  - A real estate investment trust.
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A common trust fund operated by a bank under section 584(a).
  - A financial institution.
  - A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
  - A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
  - Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to non-resident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6045, 6049, 6050A, and 6050N.
  PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTIES FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.